UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BSD MEDICAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

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BSD MEDICAL CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
BSD MEDICAL CORPORATION

February 4, 2009

TO THE STOCKHOLDERS OF BSD MEDICAL CORPORATION:

The annual meeting of the stockholders (the “Annual Meeting”) of BSD Medical Corporation (the “Company”) will be held on February 4, 2009, at The Grand America Hotel located at 555 South Main Street, Salt Lake City, Utah 84111.  The Annual Meeting will convene at 9:00 a.m. Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect seven members to the Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified;

2.	to ratify the selection of Tanner LC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2009; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common stock as of the close of business on December 19, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

The Company’s Proxy Statement is attached hereto.  Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.  TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

BSD MEDICAL CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS

Salt Lake City, Utah, December 29, 2008	Dennis P. Gauger, Secretary

BSD MEDICAL CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

PROXY STATEMENT

BSD MEDICAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 4, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of BSD Medical Corporation, a Delaware corporation (the “Company” or “BSD”), for use at the annual meeting of the stockholders (the “Annual Meeting”) to be held February 4, 2009 at the Grand America Hotel located at 555 South Main Street, Salt Lake City, Utah 84111, at 9:00 a.m., Mountain Time.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT DECEMBER 29, 2008.

At the Annual Meeting, the stockholders of the Company will be asked to vote on two proposals.  Proposal 1 is the annual election of seven directors to serve on the Company’s Board of Directors.  Proposal 2 is the ratification of the selection of Tanner LC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2009.

A proxy for use at the Annual Meeting is enclosed.  Any stockholder who executes and delivers such proxy by mailing a proxy card, or by voting via the internet or telephone has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company.  Proxies will be solicited through the mail and may be solicited by the Company’s officers, directors and employees in person or by telephone.  They will not receive additional compensation for this effort.  The Company does not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

December 19, 2008 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 21,819,342 shares of the Company’s common stock were issued and outstanding.  Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.

The holders of one-third of the shares of the common stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof.  Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.  The seven individuals receiving the most votes will be elected to serve as directors of the Company.  Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.  All proposals, except for the election of directors, must be approved by a majority of the votes present in person or represented by proxy at the Annual Meeting, at which a quorum is present.  Abstentions will have the effect of being counted as voted against any of these proposals.  Broker non-votes will not have the effect of being counted as voted in favor of or against any of these proposals.

MAIL VOTING PROCEDURES

To vote by mail, a stockholder should complete, sign and date their proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 3, 2009.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 3, 2009.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director.  It is intended that the proxies will be voted for the seven nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld.  Each of the nominees is currently a director of the Company.  Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve.  In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.  The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors of the Company.

DIRECTORS

The names of the nominees, their ages and their respective business backgrounds are set forth below as of August 31, 2008.

Name	Position(s) With the Company	Age	Director Since
Paul F. Turner, MSEE	Chairman of the Board, Senior Vice President and Chief Technology Officer	61	1994
Hyrum A. Mead, MBA	President and Director	61	1999
Gerhard W. Sennewald, Ph.D.	Director	72	1994
Michael Nobel, Ph.D.	Independent Director	68	1998
Douglas P. Boyd, Ph.D.	Independent Director	66	2005
Steven G. Stewart	Independent Director and Financial Expert	60	2006
Timothy C. McQuay	Independent Director	57	2008

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Paul F. Turner, MSEE, has served as a director of BSD since 1994 and currently serves as Chairman of the Board of Directors.  Mr. Turner also has served as the Senior Vice President and Chief Technology Officer of BSD since August 1999.  From October 1995 to August 1999, Mr. Turner served as the Acting President of BSD.  From 1978 to October 1995, Mr. Turner served in various capacities with BSD, including Staff Engineer, Staff Scientist, Senior Scientist, Vice President of Research, and Senior Vice President of Research.  Mr. Turner has led the design of microwave treatment systems for tumors, including the development of external phased array antenna technology to focus radiated microwave energy deep into the central area of the body to treat deep tumors.  He has also integrated this technology with magnetic resonance imaging to non-invasively monitor treatments within the patient’s body.

Hyrum A. Mead, MBA, has served as President and a director of BSD since August 1999.  Previously, he served five years as Vice President of Business Development at ZERO Enclosures, a manufacturer in the telecommunications, computer and aerospace enclosures industry and seven years as President of Electro Controls, a manufacturer of computer controlled power systems.  Mr. Mead began his career in marketing with IBM where he was involved with the introduction of many new products.

Gerhard W. Sennewald, Ph.D., has served as a director of BSD since 1994.  From April 1985 to the present, Dr. Sennewald has served as the President and Chief Executive Officer of Medizin-Technik GmbH, of Munich, Germany, a firm which is engaged in the business of distributing hyperthermia equipment and diagnostic imaging equipment and services.  In connection with his service to Medizin-Technik GmbH, Dr. Sennewald has been BSD’s key European representative and distributor for 17 years and has been instrumental in obtaining the majority of BSD’s foreign sales.  He also serves on the Board of Directors of TherMatrx, Inc.

Michael Nobel, Ph.D., has served as a director of BSD since January 1998.  Dr. Nobel participated in the introduction of magnetic resonance imaging as European Vice President of Fonar Corp.  From 1991 to 2007, Dr. Nobel served as the Executive Chairman of the MRAB Group, a company providing diagnostic imaging services to Sweden.  From 1995 to 2006, Dr. Nobel was Chairman of the Board of the Nobel Family Society and the American Non-Violence Project Inc.  He has also been a consultant to Unesco in Paris and the United Nations Social Affairs Division in Geneva.  Today, Dr. Nobel is chairman or board member of ten international companies in medical diagnostics, treatment and information systems; other areas included banking, IT, oil exploration and environmental management.  He is visiting professor at the Tokyo Institute of Technology in Japan.

Douglas P. Boyd, Ph.D., has served as a director of BSD since 2005.  From January 2007 to the present, Dr. Boyd has served as Chief Executive Officer of TeleSecurity Sciences, Inc., a privately-held company in the business of developing solutions for increasing the effectiveness and automation of airport explosives detection systems.  From 1983 to 2005, Dr. Boyd was an adjunct professor of radiology at the University of California, San Francisco.  From 1980 to 2004, Dr. Boyd served as Chairman of the Board, Chief Executive Officer and Chief Technology Officer of Imatron Inc., a public company that developed and manufactured ultrafast electron beam CT scanners for use in hospitals and clinics.  He is internationally known as an expert in radiology and computed tomography (“CT”) imaging systems, and has pioneered the development of fan-beam CT scanners, Xenon detector arrays and EBT scanners.  Dr. Boyd has been awarded 16 U.S. patents.  He has published more than 100 scientific papers and is a frequent speaker at universities and symposia.

Steven G. Stewart has served as a director of BSD since 2006.  He is currently the Chief Financial Officer for Headwaters, Inc. (a New York Stock Exchange company).  Mr. Stewart served as Headwaters’ Chief Financial Officer from July 1998 until October 2005 when he became the Treasurer and subsequently the Director of Financial Affairs.  He was re-appointed as the Chief Financial Officer of Headwaters on September 4, 2007.  Prior to joining Headwaters, Mr. Stewart served as a business assurance partner for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP), and as an audit partner with Ernst & Young (formerly Arthur Young), including service as the Salt Lake City office Director of High Technology and Entrepreneurial Services.

Timothy C. McQuay, MBA, has served as a director of BSD since February 2008.  He is a Managing Director with B Riley & Co., a Los Angeles based investment banking firm.  Prior to joining B Riley in September 2008, Mr. McQuary served for ten years as Managing Director Investment Banking at A. G. Edwards & Sons, Inc., where he specialized in Healthcare, including medical technology, biotechnology and specialty pharmaceuticals.  He previously served as Partner and Managing Director Investment Banking at Crowell, Weedon & Company; as Vice President Corporate Development at Kerr Group, Inc.; as Managing Director Merchant Banking at Union Bank of California; as Senior Vice-President Corporate Finance at Wedbush Morgan Securities, and as Vice-President Brokerage Services at Alexander & Alexander, Inc.  Mr. McQuay holds an AB in Economics from Princeton University and an MBA from UCLA.

COMPOSITION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company currently consists of seven directors.  Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  There are no family relationships among any of the Company’s directors, officers or key employees.  Timothy C. McQuay was recommended to the Board to serve as a director by our President.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all directors, officers and employees of BSD.  Our Code of Ethics is available on our website (www.bsdmc.com) on our investor information webpage.  We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the Nasdaq Stock Market Listing Standards:  Michael Nobel, Douglas P. Boyd, Steven G. Stewart and Timothy C. McQuay.

In this Proxy Statement, these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal year 2008, the Company’s Board of Directors met four times and no director attended fewer than 75% of the meetings of the Board or any of the Board committees of which a director was a member.  Although the Company does not have a formal policy regarding attendance by directors at the Company’s annual meeting, it encourages directors to attend and all directors attended the Company’s last annual meeting.  The Board will give consideration during the upcoming year to establishing a formal policy so as to maximize attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.

The Board of Directors has formed an audit committee and a compensation committee.  A copy of the charter of our audit committee is available on our website (www.bsdmc.com) on our investor information webpage.

The Audit Committee.  The Audit Committee, which held four meetings during fiscal year 2008, is responsible for reviewing and monitoring the Company’s financial statements and internal accounting procedures, recommending the selection of independent auditors by the Board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and the Company’s independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of the Company’s internal accounting controls and financial affairs.  The Board of Directors has adopted a written audit committee charter.

The members of the Audit Committee are Messrs., Boyd, Stewart, Nobel and McQuay.  Mr. Stewart is currently serving as the audit committee chairman and financial expert.  All members of the Audit Committee are Independent Directors.

The Nominating Committee.  The Company does not have a standing nominating committee or nominating committee charter.  Each director participates in decisions relating to making the Company’s nominations for directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be easily made on a case-by-case basis and there is no need for the added formality of a nominating committee.  Based on criteria established by the Nasdaq Stock Market relating to director independence, Messrs. Stewart, Boyd, Nobel and McQuay are the Company’s only independent directors.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates since the Board believes that it can adequately evaluate nominees on a case-by-case basis.  The Board has not previously received any recommendations for director candidates from stockholders, and has not adopted a formal process for considering director candidates who may be recommended by stockholders.  However, the Company’s policy is to give due consideration to any and all such candidates, and in evaluating director nominees, the Board considers the appropriate size of the Board, the needs of the Company, the skills and experience of its directors, and a candidate’s familiarity with the Company’s industry.  A stockholder may submit a recommendation for director candidates to the Company at its corporate offices, to the attention of Hyrum A. Mead.  The Company does not pay fees to any third parties to assist it in identifying potential nominees.

The Compensation Committee.  The members of the Compensation Committee are Messrs. Boyd, Stewart, Nobel and McQuay.  Mr. Boyd is currently serving as the Compensation Committee chairman.  All members of the Compensation Committee are Independent Directors.  The Company’s Compensation Committee, which met three times during fiscal year 2008, does not currently have a charter.  The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs of the Company and for making decisions regarding the compensation of the Company’s Named Executive Officers (as defined below).  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  The Compensation Committee sets the compensation package of the Named Executive Officers and their annual bonus.  For a further description of the Compensation Committee’s role, and the use of a compensation consultant, see “Executive Compensation” below.

DIRECTOR COMPENSATION 2008

Our 1998 Director Stock Plan, as amended, provides an annual retainer in the amount of $30,000 to each non-employee director other than the Chair of the Audit Committee, who is to receive $35,000.   Of the Annual Retainer, $15,000 is to be paid in cash to each such director, other than the Chairman of the Audit Committee, who is to receive $20,000 in cash.  The balance of the Annual Retainer is to be paid in the form of shares of our common stock to each non-employee director.  The retainer is payable in equal installments on March 1 and September 1 of each year in which each non-employee director continues to serve as a member of the Board.  The portion of the annual retainer that is paid in restricted stock will be determined by reference to the fair market value of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The fair market value of the Common Stock will be determined by reference to the average closing prices, as reported by the Nasdaq Stock Market, of the Common Stock for the twenty days preceding the payment dates, or the average of the prices quoted by the market makers in the Company’s Common Stock on the payment dates, or by the Board. In addition, each non-employee director will receive an annual stock option to purchase 30,000 shares of our Common Stock. The options vest ratably over five years and expire in 10 years.

On September 7, 2007, all non-employee directors, other than Mr. McQuay, were issued a stock option grant for 30,000 shares with an exercise price of $6.50 per share for their services for fiscal 2008.  On March 3, 2008, Mr. McQuay was issued a stock option grant for 17,457 shares with an exercise price of $5.29 per share for his services for fiscal year 2008.  In addition, for fiscal 2008, each of these directors was paid $15,000 cash and 2,572 shares of restricted stock, other than Mr. Stewart, the Audit Committee Chairman, who received $20,000 cash and 2,572 shares of restricted stock, and Mr. McQuay, who received $8,695 cash and 226 shares of restricted stock.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to, or earned by, our non-employee directors for the year ended August 31, 2008.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)

Douglas P. Boyd	15,000	15,000	59,280	89,280
Timothy C. McQuay	8,695	1,195	5,708	15,598
Michael Nobel	15,000	15,000	68,631	98,631
Gerhard W. Sennewald	15,000	15,000	68,631	98,631
Steven G. Stewart	20,000	15,000	54,547	89,547

(1)
Paul F. Turner and Hyrum A. Mead served as directors of the Company in fiscal year 2008, but are omitted from the Director Compensation Table because of their status as a Named Executive Officer.  No additional remuneration was paid to Messrs. Turner and Mead for their services as directors.

(2)
The amounts shown in column (c) reflect the value of the shares of Common Stock issued to the non-employee directors.  Messrs. Boyd, Nobel, Sennewald and Stewart each were issued 2,572 shares of Common Stock for services as a director during fiscal year 2008.  Mr. McQuay was issued 226 shares of Common Stock for services as a director during fiscal year 2008.

(3)
The amounts shown in column (d) reflect the dollar amount recognized for financial statement reporting purposes with respect to non-employee director stock options for the year ended August 31, 2008 in accordance with SFAS 123(R). The amounts are computed based upon the portion of option awards vesting during 2008, including option awards that were granted in prior years.  The grant date value under SFAS 123(R) of stock options awarded to each of Messrs. Boyd, Nobel, Sennewald and Stewart in 2008 was $122,100 (based on the grant of an option for 30,000 shares with a per share Black-Scholes value of $4.07 per share). The grant date value under SFAS 123(R) of stock options awarded to Mr. McQuay in 2008 was $57,084 (based on the grant of an option for 17,457 shares with a per share Black-Scholes value of $3.27 per share).  Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the year ended August 31, 2008, included in our Annual Report on Form 10-K.  As of the end of fiscal year 2008, each non-employee director had outstanding options for the following number of Company shares: Douglas P. Boyd, 85,000 shares; Timothy C. McQuay 17,457 shares; Michael Nobel, 135,000 shares; Gerhard W. Sennewald, 110,000 shares; and Steven G. Stewart, 76,368 shares.

COMMUNICATIONS WITH DIRECTORS

The Company has not adopted a formal process for stockholder communications with the Board.  Nevertheless, the Company has tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  The Company believes its responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to the Company at its corporate offices, to the attention of Hyrum A. Mead.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company is asking the stockholders to ratify the selection of Tanner LC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2009.  The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting will be required to ratify the selection of Tanner LC.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year.  Even if the selection is ratified, the Board or Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interest of the Company and its stockholders.

Tanner LC audited the Company’s financial statements for fiscal years ending August 31, 2008 and 2007.  Its representatives will be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Tanner LC for the audit of our annual financial statements for the fiscal years ended August 31, 2008 and August 31, 2007 and fees billed for other services rendered by Tanner LC during those periods.

	2008	2007
Audit Fees (1)	$127,500	$131,900
Audit Related Fees	-	-
Tax Fees(2)	13,500	-
All Other Fees	-	-
Total	$141,000	$131,900
_________________________
(1)           Audit Fees consist of fees billed for the annual audits and quarterly reviews.
(2)           Tax Fees consist of fees billed for the preparation of federal and state income tax returns.

PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Tanner LC.  The Audit Committee has determined that the fees paid to Tanner LC for services are compatible with maintaining Tanner LC’s independence as our auditors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements with its management and has discussed with the Company’s independent registered public accountant the matters to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accountant required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with the Company’s independent registered public accountant the independent registered public accountant’s independence.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s fiscal year ended August 31, 2008 be included in the Company’s Annual Report on Form 10-K for its fiscal year ended August 31, 2008, which was filed on November 14, 2008.

Submitted by:
Douglas P. Boyd
Steven G. Stewart
Michael Nobel
Timothy C. McQuay
Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF TANNER LC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 2009.

EXECUTIVE OFFICERS

The names of the Company’s executive officers, their ages and their respective business backgrounds are set forth below as of August 31, 2008.  For information regarding the backgrounds of Hyrum A. Mead and Paul F. Turner, please see their biographical descriptions above under Proposal 1 regarding the election of directors.  There are no family relationships among any of the Company’s directors, officers or key employees.

Name	Age	Position
Hyrum A. Mead, MBA	61	President and Director
Dennis P. Gauger, CPA	56	Chief Financial Officer and Secretary
Paul F. Turner, MSEE	61	Senior Vice President, Chief Technology Officer and Chairman of the Board

Dennis P. Gauger, CPA, has served as Chief Financial Officer since May 2007 and was appointed Secretary in November 2008.  Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada, and serves on a part-time basis.  Mr. Gauger has served other publicly held companies as a part-time, contract chief financial officer, including the following: from April 2004 until November 2008, Mr. Gauger served as Chief Financial Officer for Cimetrix Incorporated, a publicly held software company (CMXX.OB – NASD OTC); from December 2006 until November 2008, Mr. Gauger served as Chief Financial Officer for Golden Phoenix Minerals, Inc. a publicly held mining company (GPXM.OB – NASD OTC); from January 2004 until January 2008, Mr. Gauger served as a director, Chief Financial Officer, and Secretary for Groen Brothers Aviation, Inc., a publicly held aviation company (GNBA — OTCBB); and from November 2001 until March 2007, Mr. Gauger served as a Chief Financial Officer for Nevada Chemicals, Inc., a chemical supply company to the gold mining industry (NCEM-NNM).  Additionally, over the past ten years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive, corporate troubleshooter and consultant.  Previously, Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner.  He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

SIGNIFICANT EMPLOYEES

In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business during fiscal 2008:

Name	Age	Position
Brian L. Ferrand	53	Vice President of Sales
Dixie Toolson Sells	58	Vice President of Regulatory Affairs
Richard A. White	53	Vice President of International Sales

Brian L. Ferrand, joined BSD Medical as Vice President of Sales in October 2005.  From October 2004 to October 2005, Mr. Ferrand worked as an independent consultant.  Previously, Mr. Ferrand served as Vice President of Sales and as a corporate officer of Merit Medical Systems, Inc. from 1993 until October 2004.  At Merit Medical Systems, Mr. Ferrand also served as Director of Sales from 1992 to 1993 and as a National Sales Manager from 1991 to 1992.  Merit Medical Systems (a NASDAQ company), is a leading manufacturer and marketer of products used in diagnostic and interventional cardiology and radiology procedures worldwide.

Dixie Toolson Sells has served as Vice President of Regulatory Affairs of BSD since December 1994.  Ms. Sells served as Administrative Director of BSD from 1978 to 1984; as Director of Regulatory Affairs from 1984 to September 1987; and as Vice President of Regulatory Affairs from September 1987 to October 1993.  In October 1993, Ms. Sells resigned as Vice President of Regulatory Affairs, and she served as Director of Regulatory Affairs from October 1993 to December 1994.  In December 1994, Ms. Sells was re-appointed as Vice President of Regulatory Affairs and was appointed as Corporate Secretary by the Board of Directors.  Ms. Sells also serves on the Board of Directors of the Intermountain Biomedical Association.  Ms. Sells resigned as Corporate Secretary of BSD in March 2002.

Richard A. White, joined BSD Medical in 2004, and serves as Vice President of International Sales for the company.  Mr. White has been deeply involved in international sales since obtaining his degree in international business at The Garvin School of International Management “Thunderbird” in 1980. He has played a key role in the founding of new companies, has led a national sales organization selling large capital equipment in power control systems and served as International Sales Manager for Merit Medical Systems (a NASDAQ company), which is a leading manufacturer and marketer of products used in diagnostic and interventional cardiology and radiology procedures worldwide.  Prior to joining BSD Medical, Mr. White served for two years as manager of the Home Touch sales division of Life Touch.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis provides information regarding the Company’s executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section.  This discussion will focus on the Company’s objectives, principles, practices and decisions with regards to the compensation of Paul F. Turner, Chairman of the Board, Senior Vice President and Chief Technology Officer, Hyrum A. Mead, President and Dennis P. Gauger, Chief Financial Officer, our named executive officers (“Named Executive Officers”).

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Accordingly our executive compensation program incorporates the following principles:

Compensation should be based upon individual job responsibility, demonstrated leadership ability, management experience, individual performance and Company performance.

Compensation should reflect the fair market value of the services received.  The Company believes that a fair and competitive pay package is essential to attract and retain talented executives in key positions.

Compensation should reward executives for long-term strategic management and enhancement of shareholder value.

Compensation should reward performance and promote a performance oriented environment.

Executive Compensation Procedures

We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to our company, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success.  To attain our executive compensation objectives and implement the underlying compensation principles, we follow the procedures described below.

Role of the Compensation Committee.  The Compensation Committee has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of our Named Executive Officers.  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  The Compensation Committee sets the compensation package and annual bonus of the Named Executive Officers.  Our President, Mr. Mead, suggests items to be considered by the Compensation Committee from time to time, including the compensation package for the other Named Executive Officers, and participates in the meetings of the Compensation Committee.

The Compensation Committee relies on its judgment in making compensation decisions after reviewing our performance and evaluating our executives’ leadership abilities and responsibilities with our company and their current compensation arrangements.  The Compensation Committee assessment process is designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

Role of Compensation Consultant. Mercer Human Resource Consulting has assisted the Compensation Committee with its administration of compensation programs for the Company’s executive officers. In 2006, the Compensation Committee engaged Mercer, an outside human resources consulting firm, to conduct a review of its total compensation program for executive officers and to provide peer compensation data. Based upon the market analyses performed by Mercer, it made recommendations to the Compensation Committee as to the form and amount of executive compensation to be awarded to the executive officers.  The Compensation Committee considered the recommendations of Mercer in setting executive compensation for fiscal 2008.

Elements of Compensation

Our executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

•	Base Salary
•	Annual Incentive Bonuses
•	Stock-Based Compensation
•	Severance Benefits
•	Other Benefits

Base Salary.  The Compensation Committee approved the salaries of all our executive officers for fiscal year 2008.  Salary decisions concerning these officers were based upon a variety of considerations consistent with the compensation philosophy stated above.  First, salaries were competitively set relative to both other companies in the medical products industry and other comparable companies.  In determining the salaries for our executives in fiscal 2008, the Compensation Committee compared the compensation of some of the public companies in the biotechnology industry to the compensation of our executives. In August 2006, our Compensation Committee reviewed the published compensation of the named executive officers of Introgen Therapeutics, Inc., RITA Medical Systems, Inc., Cell Therapeutics, Inc., Immunicon Corporation, Poniard Pharmaceuticals, Inc., Entremed, Inc., OXiGENE, Inc., Theragenics Corporation, Antigenics Inc./DE, Inovio Biomedical Corporation, Praecis Pharmaceuticals Incorporated and Celsion Corporation. We believe that the base salaries and the total compensation of our executives are approximately equal to or less than the median base salaries and median total compensation of executives with similar positions at these companies. Second, the Compensation Committee considered each officer’s level of responsibility and individual performance, including an assessment of the person’s overall value to the Company.  Third, internal equity among employees was factored into the decision.  Finally, the Compensation Committee considered our financial performance and our ability to absorb any increases in salaries.  In the case of Mr. Gauger, base pay was paid in the form of a monthly fee for his services under his consulting agreement.

Annual Incentive Bonuses.  Each Named Executive Officer, other than Mr. Gauger, is eligible to receive an annual performance-based bonus.  The annual bonus is intended to motivate participating executives to achieve both short-term and long-term strategic and financial objectives.  Mr. Mead and Mr. Turner received bonuses determined by the Compensation Committee.  For fiscal 2008, the Compensation Committee did not precisely define the parameters of the bonuses for Mr. Mead and Mr. Turner at the beginning of the year.  However, the general goals of the company were discussed with these officers throughout the year.  Based upon an assessment of the progress of the company, the Compensation Committee decided to award each of Mr. Mead and Mr. Turner a bonus equal to 35% of his base salary.

Stock-Based Compensation.  Each Named Executive Officer is eligible to participate in the BSD Medical Corporation 1998 Stock Incentive Plan, which provides for the granting of stock options, stock appreciation rights, performance awards, and other stock-based awards and cash-based awards to selected employees, non-employees and directors.  Historically, we have issued options pursuant to this incentive plan, and typically these options vest ratably over a term of up to 5 years as determined by the Compensation Committee.  We do not have any policies for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation or among different forms of non-cash compensation.  Although we do not have any formal policy for determining the amount of stock options or the timing of our stock option grants, we have historically granted stock options to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements.  On December 19, 2007, we granted 36,000 stock options to each of Mr. Mead and Mr. Turner, which vest ratably over three years.

Severance Benefits.  Under the terms of employment agreements entered into with Mr. Turner and Mr. Mead, which are discussed below under “Employment and Independent Contractor Agreements” and “Potential Payments Upon Termination”, we have agreed to compensate Mr. Turner and Mr. Mead in the event of termination of their employment without cause or their resignations for good reason.  We entered into these agreements with Mr. Turner and Mr. Mead in order to establish in advance the appropriate treatment for terminating executives and to ensure market competitiveness with other companies that offer such arrangements.

Other Benefits.  Our Named Executive Officers receive the same benefits that are available to all other full time employees, including the payment of health, dental, life and disability insurance premiums.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation. In the past, annual cash compensation to our executive officers has not exceeded $1.0 million per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1.0 million. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1.0 million cap on deductibility. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.  No Named Executive Officer’s compensation in 2008 exceeded the $1 million deduction limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management.  Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement on Form 14A.

COMPENSATION COMMITTEE

Douglas P. Boyd
Steven G. Stewart
Michael Nobel
Timothy C. McQuay

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for services in all capacities to the Company and its affiliates for the year ended August 31, 2008:

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation		Total
(a)	(b)	(c)	(d)	(e)	(h)		(i)

Paul F. Turner	2008	$210,000	$73,500	$28,890	$7,357	(3)	$319,747
Chairman of the Board, Senior VP and Chief Technology Officer	2007	210,000	53,000	77,250	7,049	(3)	347,299

Hyrum A. Mead	2008	250,000	87,500	28,890	7,734	(4)	374,124
President	2007	250,000	63,000	103,000	7,049	(4)	423,049

Dennis P. Gauger	2008	9,000	-	-	70,105	(5)	79,105
Chief Financial Officer	2007	-	-	-	24,000	(5)	24,000

(1)
The amounts shown in this column constitute the cash bonuses made to certain named executive officers. These awards are discussed in further detail in the Compensation Discussion and Analysis section of this proxy statement.

(2)
The amounts shown in column (e) reflect the dollar amount recognized for financial statement reporting purposes with respect to employee stock options for the years ended August 31, 2008 and 2007 in accordance with SFAS 123(R).  Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the years ended August 31, 2008 and 2007, included in our Annual Report on Form 10-K.  The amounts are computed based upon the portion of option awards vesting during 2008 and 2007, including option awards that were granted in prior years.

(3)
These amounts consist of life insurance premiums of $145, medical insurance premiums of $6,571 and disability insurance premiums of $641 paid by the Company in 2008, and life insurance premiums of $145, medical insurance premiums of $6,263 and disability insurance premiums of $641 paid by the Company in 2007.

(4)
These amounts consist of life insurance premiums of $145, medical insurance premiums of $6,571, dental insurance premiums of $380 and disability insurance premiums of $638 paid by the Company in 2008, and life insurance premiums of $145, medical insurance premiums of $6,263 and disability insurance premiums of $641 paid by the Company in 2007.

(5)
These amounts consist of fees paid to Mr. Gauger as Chief Financial Officer on a part-time, contract basis of $69,500, life insurance premiums of $12, medical insurance premiums of $510, dental insurance premiums of $30 and disability insurance premiums of $53 paid by the Company in 2008, and fees paid to Mr. Gauger as Chief Financial Officer on a part-time, contract basis of $24,000 paid by the Company in 2007.

Grants of Plan-Based Awards - 2008

The following table provides information about plan-based awards granted to the Company's Named Executive Officers in fiscal year 2008:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (2)

(a)	(b)	(e)	(f)	(g)
Paul F. Turner	12/19/2007	36,000	5.10	115,560
Hyrum A. Mead	12/19/2007	36,000	5.10	115,560
Dennis P. Gauger	-	-	-	-

(1)	Options vest in equal annual installments (33.3% each year) on the anniversary of the date of grant.
(2)
The grant date value is computed using the Black-Scholes option pricing model in accordance with SFAS 123(R).  Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the year ended August 31, 2008, included in our Annual Report on Form 10-K.

Employment and Independent Contractor Agreements.

We entered into an employment agreement with Mr. Mead dated August 10, 1999.  This agreement provides that Mr. Mead shall receive an annual base salary, which shall be reviewed annually by the Board of Directors.  Mr. Mead’s annual base salary was raised to $250,000 effective September 1, 2006. In the event of termination of Mr. Mead’s employment with the Company without cause (as defined in the agreement) or Mr. Mead’s resignation for good reason (as defined in the agreement), the agreement provides that Mr. Mead will receive severance compensation for a period of six months, including an extension of all benefits and perquisites.  The severance amount shall include six months of salary at the highest rate paid to Mr. Mead prior to termination and an additional amount equal to all bonuses received by Mr. Mead during the 12-month period preceding termination (excluding any signing bonus received during such period).  The agreement also requires us to vest any options granted to Mr. Mead for the purchase of our Common Stock, allowing a 90-day period for Mr. Mead to exercise those options.  Mr. Mead’s agreement includes a non-competition covenant prohibiting him from competing with us for one year following his termination.

We entered into an employment agreement with Mr. Turner dated November 2, 1988.  The agreement sets Mr. Turner’s annual base salary for each year until October 1, 1993 and provides that after October 1, 1993 Mr. Turner’s annual base salary will be based upon a reasonable mutual agreement between Mr. Turner and the Company.  Mr. Turner’s annual base salary was raised to $210,000 effective September 1, 2006.  In the event of termination of Mr. Turner’s employment with the Company without cause (as defined in the agreement) or Mr. Turner’s resignation for good reason (as defined in the agreement), the agreement provides that Mr. Turner will receive severance pay for a one-year period, which pay includes an extension of all of his rights, privileges and benefits as an employee (including medical insurance).  The one-year severance pay shall be equal to Mr. Turner’s average annual salary for the 12-month period immediately prior to the termination.  The agreement also requires us to pay Mr. Turner for any accrued, unused vacation at the time of termination.  We are also obligated to pay Mr. Turner $1,000 (or the equivalent value in stock options) for each newly issued patent obtained by us as a result of Mr. Turner’s efforts (Mr. Turner receives only $500 if multiple inventors are involved).  Mr. Turner’s agreement includes a non-competition covenant prohibiting him from competing with us for one year following his termination.  We may continue the non-competition period for up to four additional years by notifying Mr. Turner in writing and by continuing the severance payments for the additional years during which the non-competition period is extended.

Dennis P. Gauger, Chief Financial Officer, served the Company on a part-time, contract basis through July 15, 2008, and received monthly compensation of $6,000.  On July 16, 2008, Mr. Gauger became an employee of the Company, and currently receives an annual base salary of $132,000.

Outstanding Equity Awards at Fiscal Year-End 2008

This table provides information on the year-end 2008 holdings of Company stock options by the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)

Paul F. Turner	277,212 (1)	-	1.20	04/09/2014
	-	36,000 (1)	5.10	12/19/2017
Hyrum A. Mead	65,790 (2)	-	0.37	08/09/2009
	200,000 (2)	-	0.81	01/18/2010
	400,000 (1)	-	1.20	04/09/2014
	-	36,000 (1)	5.10	12/19/2017
Dennis P. Gauger	-	-	-	-

(1)	Options vest in equal annual installments (33.3% each year) on the anniversary of the date of grant.
(2)	Options vest in equal annual installments (20% each year) on the anniversary of the date of grant.

Option Exercises and Stock Vested for Fiscal Year 2008

The named executive officers exercised stock options during the year ended August 31, 2008 as outlined below.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
(a)	(b)	(c)

Paul F. Turner	-	-
Hyrum A. Mead	8,674	38,079
Dennis P. Gauger	-	-

(1)	The amounts in this column reflect the difference between the exercise price of the options and the market price of the Company’s Common Stock on the date of exercise.

Potential Payments Upon Termination

The information below describes and quantifies certain payments or benefits that would be payable to Named Executive Officers under their existing employment agreements and our existing plans and programs had they been terminated on August 31, 2008.  These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment such as disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under COBRA and accrued vacation pay.

As discussed above, Messrs. Turner and Mead have written employment agreements that provide for certain severance payments and benefits in the event of termination of their employment with the Company without cause or their resignation for good reason.  Additionally, Mr. Mead’s employment agreement provides for acceleration of vesting of a portion of his otherwise unvested stock options in the event he is terminated without cause or resigns for good reason. In order for Mr. Mead to receive his severance payment for the vesting of his options to accelerate, his termination must occur prior to a change of control of our company.

Name	Severance Pay (1) ($)	Stock Option Vesting Acceleration (2) ($)
(a)	(b)	(c)

Paul F. Turner (3)	259,215	-
Hyrum A. Mead (4)	310,383	102,600

(1)	The amounts in column (b) include salary, bonus, unpaid vacation, and continuation of employee benefits.
(2)
The amount shown in column (c) for Mr. Mead represents the intrinsic value of the otherwise unvested stock options held by Mr. Mead on August 31, 2008 that would have vested by the end of 2008, calculated   by multiplying the number of shares underlying such options by the closing price of Company shares on August 29, 2008 ($7.95 a share), and then by subtracting the applicable exercise price.

(3)
Mr. Turner’s employment agreement provides for severance pay equal to Mr. Turner’s average annual salary for the 12-month period immediately prior to the termination, plus unpaid vacation.  Mr. Turner will also be granted a 12-month extension of all rights, privileges and benefits as an employee (including medical insurance).

(4)
Mr. Mead’s employment agreement provides for six months’ severance pay at the highest rate of salary paid to Mr. Mead prior to termination, an additional amount equal to all bonuses received during such period (excluding any signing bonus received during such period), and unpaid vacation.  Mr. Mead will also be granted a 6-month extension of all rights, privileges and benefits as an employee (including medical insurance).  Mr. Mead is also entitled to accelerated vesting of his options under the Company’s equity compensation plans, allowing a 90-day period for Mr. Mead to exercise those options.

The Company does not have any agreement with Mr. Gauger to pay him severance or other benefits following termination of his employment.  Therefore, if Mr. Gauger’s employment by the Company had terminated for any reason on August 31, 2008, he would not have been entitled to any severance or other benefits following such termination.  The Company had not granted Mr. Gauger any stock options as of August 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of November 30, 2008 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our Common Stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”), and generally includes voting or investment power with respect to securities.  Shares subject to options that are exercisable within 60 days following November 30, 2008 are deemed to be outstanding and beneficially owned by the optionee or group of optionees for the purpose of computing share and percentage ownership of that optionee or group of optionees, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them.  The inclusion of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.  The percentage calculation of beneficial ownership is based on 21,819,342 shares of Common Stock outstanding as of November 30, 2008.  Except as otherwise noted, the address of each person listed on the following table is 2188 West 2200 South, Salt Lake City, Utah 84119.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent

Officers and Directors
Dr. Gerhard W. Sennewald (1)	6,515,534	29.8%
Paul F. Turner (2)	1,929,200	8.8%
Hyrum A. Mead (3)	418,573	1.9%
Dr. Michael Nobel (4)	302,685	1.4%
Douglas P. Boyd (5)	266,868	1.2%
Steven G. Stewart (6)	31,177	*
Timothy C. McQuay	1,169	*
Dennis P. Gauger	-	-
Holders of More Than 5%
John E. Langdon (7)	1,295,010	5.9%
All Executive Officers and Directors as a Group (8 persons) (8)	9,465,206	42.1%

* Less than 1%
(1)	Includes 53,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.
(2)	Includes 139,900 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.
(3)	Includes 311,073 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.
(4)	Includes 78,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.
(5)	Includes 33,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.
(6)	Includes 24,547 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.
(7)
Includes 351,862 shares owned directly by Mr. Langdon.  The remaining shares are held in  the Dora Lee Langdon 1994 Children’s trust for the Benefit of Clay Allison Langdon and Lee Kendall Langdon, for which Mr. Langdon is Trustee.  Mr. Langdon’s address is: 2501 Parkview Drive, Suite 500, Fort Worth, TX 76102.

(8)	Includes 639,520 shares subject to stock options that are currently exercisable or exercisable within 60 days after November 30, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company's equity compensation plans as of August 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,182,629	$3.02	1,430,868
Equity compensation plans not approved by security holders	-	-	-
Total	2,182,629	$3.02	1,430,868
(1)	A total of 4,927,300 shares of Common Stock have been reserved for issuance under the plans. To date, a total of 1,179,912 options have been exercised under the plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the year ended August 31, 2008, all reporting persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since September 1, 2006, there has not been, nor is there any proposed transaction in which the Company was or will be a party or in which it was or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions which are described below.

Medizin-Technik GmbH.  BSD supplies equipment components to Medizin-Technik GmbH located in Munich, Germany, which is a significant distributor of BSD’s products in Europe.  Medizin-Technik purchases equipment, which it installs, and components to service the BSD hyperthermia therapy systems that Medizin-Technik sells to its customers in Europe. For the fiscal years 2007 and 2008 and for the first quarter of fiscal year 2009, BSD had revenue of $1,385,332, $2,809,132 and $23,168, respectively, from the sale of systems and various component parts sold to Medizin-Technik. As of August 31, 2007 and 2008, and as of the end of the first quarter of fiscal year 2009, accounts receivable from Medizin-Technik were $488,200, $737,483 and $399,344, respectively.  Dr. Gerhard W. Sennewald, one of BSD’s directors and significant stockholders, is the President and Chief Executive Officer of Medizin-Technik and its sole stockholder. Management believes the terms of the transactions with Medizin-Technik were arms length and fair to the Company.

The Company does not have a formal written process for reviewing related person transactions.  The Company expects that its management will review for potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held on or about February 1, 2010.   Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2010 annual meeting of stockholders of the Company, provided such proposals are received by the Company in writing no later than August 31, 2009 and are otherwise in compliance with Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company’s 2010 annual meeting of stockholders, but fails to notify the Company of that intention by November 14, 2009, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement, that may be considered at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail according to the procedures described on the proxy card.  The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission.  Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

The Company’s Common Stock is listed on the Nasdaq Stock Market and trades under the symbol “BSDM”.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of that person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2008, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission.  Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this proxy statement.

FORM OF PROXY

BSD MEDICAL CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 4, 2009

The undersigned hereby constitutes, appoints and authorizes Paul F. Turner and Hyrum A. Mead and each of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned's shares of the common stock of BSD Medical Corporation, a Delaware corporation, at the Annual Meeting of Stockholders to be held at 9:00 A.M. Mountain Time, on February 4, 2009, at The Grand America Hotel located at 555 South Main Street, Salt Lake City, Utah, 84111, and at any and all adjournments thereof, for the following purposes:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BSD MEDICAL CORPORATION.  PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE .  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

BSD MEDICAL CORPORATION

Vote on Directors

1.	To elect seven (7) Directors:

Nominees:

01)	Paul F. Turner
02)	Gerhard W. Sennewald
03)	Douglas P. Boyd
04)	Hyrum A. Mead
05)	Michael Nobel
06)	Steven G. Stewart
07)	Timothy C. McQuay

 For All                 Withhold All                For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
__________________________________________________

Vote on Proposals

2.	To ratify the selection of Tanner LC as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2009.

 For                 Against                 Abstain

3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

 For                 Against                 Abstain

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and Proxies may lawfully do by virtue hereof.  When shares have been issued in the names of two or more persons, all should sign.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

Signature(s) should agree with the name(s) shown hereon.  Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 3, 2009.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form..

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by BSD Medical Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 3, 2009.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided and return it to BSD Medical Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.